                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                      AND

               ALL OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK

                                       OF

                    NATIONAL CONVENIENCE STORES INCORPORATED
                                       BY

                           SHAMROCK ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                             DIAMOND SHAMROCK, INC.
                                       AT

                              $27.00 NET PER SHARE
                                      AND

                             $9.25 NET PER WARRANT

***************************************************************************
*                                                                         *
*  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW     *
*  YORK CITY TIME, ON WEDNESDAY, DECEMBER 13, 1995, UNLESS THE OFFER IS   *
*  EXTENDED.                                                              *
*                                                                         *
***************************************************************************


To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated November 14, 1995 (the "Offer to Purchase"), and the related Letters of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the offer by Shamrock Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of Diamond Shamrock, Inc., to purchase for cash (i) all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of National Convenience Stores Incorporated (the "Company"), together with the associated rights to purchase preferred stock (the "Rights") issued pursuant to the Rights Agreement, dated as of August 31, 1995, between the Company and Boatmen's Trust Company, as Rights Agent (the "Rights Agreement"), at the purchase price of $27.00 per Share (and the associated Right), and (ii) all outstanding Warrants to purchase Shares (the "Warrants") issued pursuant to the Warrant Agreement, dated as of March 9, 1993, between the Company and Boatmen's Trust Company, as Warrant Agent, at the purchase price of $9.25 per Warrant, in each case, net to the tendering securityholder (pre-tax) in cash without interest, on the terms and subject to the conditions set forth in the Offer. Unless the context otherwise requires, all references herein to Shares shall include the Rights. We are the holder of record of Shares or Warrants held by us for your account. A TENDER OF SUCH SHARES OR WARRANTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY BY US AS THE HOLDER OF RECORD. THE LETTERS OF TRANSMITTAL CANNOT BE USED BY YOU TO TENDER SHARES OR WARRANTS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares or Warrants held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price for Shares is $27.00 per Share (and the associated Right), net to you (pre-tax) in cash.

          2. The tender price for Warrants is $9.25 per Warrant, net to you (pre-tax) in cash.

          3. The Offer is being made for all outstanding Shares (including the associated Rights) and all outstanding Warrants.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, December 13, 1995, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things (i) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares and Warrants representing at least two-thirds of the total number of outstanding Shares on a fully diluted basis and (ii) the Rights having been redeemed by the Board of Directors of the Company. The Offer is also subject to other terms and conditions contained in the Offer to Purchase. See Section 6 of the Offer to Purchase. The Company has agreed to (a) take all action necessary to defer the Distribution Date (as defined in the Rights Agreement) to prevent the occurrence of the Distribution Date as a result of the commencement of the Offer or the consummation of the transactions contemplated by the Merger Agreement (as defined in the Offer to Purchase) and (b) redeem the Rights effective immediately prior to the Purchaser's acceptance for payment of Shares and Warrants pursuant to the Offer.

          6. Securityholders who tender Shares or Warrants will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letters of Transmittal, transfer taxes on the purchase of Shares or Warrants by the Purchaser pursuant to the Offer.

          7. The Board of Directors of the Company as presently constituted, (i) has unanimously approved the Offer and the Merger (as defined in the Offer to Purchase), (ii) has determined that the Offer and Merger are in the best interests of the Company's securityholders, and (iii) unanimously recommends that securityholders accept the Offer and tender their Shares and Warrants pursuant to the Offer.

     The Offer is being made to all holders of Shares or Warrants. The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid statute. If the Purchaser becomes aware of any valid statute prohibiting the making of the Offer or the acceptance of the Shares or Warrants pursuant thereto, the Purchaser will make a reasonable good faith effort to comply with any such statute or seek to have such statute declared inapplicable to the Offer. If, after such reasonable good faith effort, the Purchaser cannot comply with any such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares or Warrants in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Wasserstein Perella & Co., Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares or Warrants, please so instruct us by completing, signing, detaching and returning the form attached to this letter. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares or Warrants, all such Shares or Warrants will be tendered unless otherwise specified on the form set forth on the reverse side of this letter.

                              (Detach and Return)

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                      AND
               ALL OUTSTANDING WARRANTS TO PURCHASE COMMON STOCK
                                       OF
                    NATIONAL CONVENIENCE STORES INCORPORATED
                                       BY
                           SHAMROCK ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                             DIAMOND SHAMROCK, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase of Shamrock Acquisition Corp. (the "Purchaser"), a wholly owned subsidiary of Diamond Shamrock, Inc., dated November 14, 1995, and the related Letters of Transmittal (which together constitute the "Offer") relating to the offer by the Purchaser to purchase (i) all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of National Convenience Stores Incorporated at a purchase price of $27.00 per Share, together with the associated rights to purchase preferred stock (the "Rights"), and (ii) all outstanding Warrants to purchase Shares (the "Warrants") at the purchase price of $9.25 per Warrant, in each case, net to the tendering securityholders (pre-tax) in cash without interest.

     This will instruct you to tender to the Purchaser the number of Shares (and the associated Rights) or Warrants indicated below (or if no number is indicated below, all Shares (and the associated Rights) or Warrants that are held by you for the account of the undersigned), on the terms and subject to the conditions set forth in the Offer.

Number of Shares (and the associated Rights)                       SIGN HERE
to be tendered:*                                 _______________________________________________

           _________  Shares                     _______________________________________________
                                                                   Signature(s)
Number of Warrants to be tendered:*              _______________________________________________
Account Number:
                                                 _______________________________________________
           _________   Warrants                      Please print name(s) and address(es) here
                                                 _______________________________________________
Dated:_______________________________, 1995               Area Code and Telephone Number
                                                 _______________________________________________
                                                 Tax Identification or Social Security Number(s)


---------------

* Unless otherwise indicated, it will be assumed that all of your Shares (and the associated Rights) or Warrants held by us for your account are to be tendered.

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